UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2024, the Compensation Committee of the Board of Directors of Spire Global, Inc. (the “Company”) approved one-time cash recognition bonuses for each of Peter Platzer and Leonardo Basola (each, an “Executive”) in the amounts of €475,000 for Mr. Platzer and US $195,000 for Mr. Basola (the “Recognition Bonuses”), contingent upon the closing of the Company’s sale of its maritime business (the “Maritime Business”) to Kpler Holding SA, a Belgian corporation (“Buyer”), with the Maritime Business to be conveyed to the Buyer or its designated affiliates on the closing date (the “Closing”), subject to the terms and conditions set forth in the Purchase Agreement with Buyer.

The Recognition Bonuses shall be payable as soon as practicable upon the Closing (but in no event later than March 15, 2026); provided that the applicable Executive continues to be employed by, or providing services to, the Company through the Closing and on the date of payment of the Recognition Bonus. Moreover, in the event that the Closing does not occur for any reason or no reason by December 31, 2025, or, with respect to Mr. Basola, he incurs a “separation from service” (as defined under Internal Revenue Code Section 409A) prior to January 1, 2025, the Recognition Bonuses shall be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	December 16, 2024	By:	/s/ Peter Platzer
		Name: Title:	Peter Platzer Chief Executive Officer